BUSINESS PROPERTY LEASE

      THIS BUSINESS PROPERTY LEASE ("Lease") is made and entered into on October 30, 1996 by and between DANA CORPORATION ("Landlord"), a Virginia Corporation, and BPP ACQUISITION CORPORATION ("Tenant"), a Delaware Corporation.

      1. Leased Premises. Landlord hereby demises and leases to Tenant, and Tenant hereby takes and leases from Landlord, the real property and related improvements, together with fixtures and other personal property attached to the real property and improvements, located at 530 Recold Road, Walterboro, South Carolina and legally described on Exhibit A ("Premises").

      2. Term. The term of this Lease ("Term") shall be for a period commencing on November 1, 1996 ("Commencement Date") and terminating on July 31, 1997; provided, however, that the Term shall automatically renew for successive renewal terms of 1 month each (each an "Extended Term") unless either party provides at least 4 months prior written notice of its election (which election shall be irrevocable) to terminate the Lease. Each party hereto agrees that, during the Extended Term, it shall require 4 months notice to terminate the Term. Except for the length of each Extended Term (which shall be 1 month), each Extended Term shall be on the same terms and conditions as the original Term.

      3. Use of Premises. The Premises shall be used and occupied in a safe, careful and proper manner as a manufacturing, warehousing and distribution facility and for offices and other related uses and purposes, and for other lawful purposes that are not inherently hazardous; provided, however, that Tenant shall not warehouse or store any Regulated Materials (hereinafter defined) on the Premises without Landlord's consent. Tenant shall not use the Premises for any unlawful purpose or illegal activities.

      4. Rent.

            (a) Rent. Tenant shall pay rent, Two and 00/100 Dollars ($2.00) per rentable square foot of the improvements on the Premises per annum, which rent shall be payable in 12 equal monthly installments on the first day of each calendar month in advance. For these purposes, the improvements on the Premises shall be deemed to consist of the lesser of the actual number of rentable square feet thereon or 40,000 square feet.

            (b) Additional Rent. All additional amounts, fees, taxes, costs and charges that Tenant may be required to pay under the terms of this Lease, as more specifically set forth below, are referred to herein as "Additional Rent" (as used herein, "Rent" means the Base Rent and Additional Rent).

            (c) Payment of Rent. All Rent payable by Tenant shall be paid without prior demand, deduction, offset or counter-claim of


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any kind or nature whatsoever except as specifically provided herein. Rent shall be paid to Dana Corporation at 4500 Dorr Street, P.O. Box 1000, Toledo, OH
43697, Attn: Office of the Treasurer.

            (d) Delinquent Rent. If (i) any Rent payable to Landlord is not paid within Fifteen (15) days of the due date, or (ii) any check from Tenant is dishonored, Tenant shall pay a late charge equal to five percent (5%) of the amount due and, in addition, all unpaid amounts shall accrue interest from the due date until the date Landlord receives payment at the rate of ten percent (10%) per year or the highest rate permitted by law, whichever is less. The grace period provided herein is strictly related to the damages for a late payment, and in no way modifies or stays Tenant's obligation to pay Rent in a timely fashion.

      5. Taxes

            (a) Real Estate Taxes. Tenant shall pay all real estate taxes and installments of assessments ("Real Estate Taxes") for the Premises, other than taxes and assessments triggered by a change in ownership.

            (b) Other Impositions. Tenant shall pay all taxes, assessments, licenses, fees and other charges of any kind or nature that may be assessed, levied or imposed upon the Personal Property (hereinafter defined) of the Tenant; the rent and income received by Tenant; or the use or occupation of the Premises by Tenant.

      6. Utilities. Tenant shall pay all charges for all utility service supplied to the Premises during the Term, including, but not limited to, water, sewer, electrical, gas, telephone and cable television service and any charges for installing, connecting or modifying any such utility service.

      7. Insurance.

            (a) Casualty Insurance.

                  (i) Tenant shall keep the Premises insured against loss or damage by fire, lightning, windstorm, explosion and all other extended coverage risks ordinarily insured against by standard policies of insurance in commercially reasonable amounts.

                  (ii) Tenant shall keep all of Tenant's lease-hold improvements, machinery, equipment, fixtures, trade fixtures, inventory and other personal property of any kind or nature (collectively, "Personal Property") insured against loss or damage by fire, lightning, windstorm, explosion and all other extended coverage risks ordinarily insured against by standard policies of insurance in an amount equal to the full replacement value thereof.

            (b) Liability Insurance. Tenant shall obtain and maintain at all times during the Lease Term commercial general


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liability insurance coverage with a combined single limit of not less than One
Million and 00/100 Dollars ($1,000,000.00)

            (c) General Requirements.

                  (i) Under each policy of insurance to be provided by Tenant (other than that required by paragraph (a)(ii), above), the Tenant shall be the "named insured" and the Landlord and any mortgagee of the Premises of which Tenant has sufficient advance notice shall, to the extent practicable, be named as "additional insureds" or "loss payees". Each such policy (other than that required by paragraphs (a)(ii) or (b), above) shall provide that the proceeds thereof shall be payable to Landlord, Tenant and any mortgagee as their respective interests may appear.

                  (ii) Each policy of insurance to be provided by Tenant shall, to the extent obtainable without additional charge, provide that any loss shall be payable to the Landlord or any mortgagee, notwithstanding any act of negligence or breach or warranty of Tenant which might otherwise result in a forfeiture of said insurance.

                  (iii) Each policy of insurance to be provided by Tenant shall be in a form reasonably satisfactory to Landlord and shall be written with insurance companies that are qualified to do business in South Carolina and that are reasonably satisfactory to Landlord and any mortgagee.

                  (iv) Tenant shall cause the insurance companies issuing such policies to forward to Landlord certificates of insurance evidencing compliance with this Lease on the Commencement Date and, with respect to renewal policies, prior to the expiration of the existing policy. Each such policy shall provide that it will not be canceled or modified unless the insurer gives (and not merely endeavors to give) notice to Landlord at least thirty (30) days in advance.

            (d) Waiver of Subrogation. To the extent permitted by their respective insurers, Landlord and Tenant release each other from any and all liability to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to the Premises suffered by or caused by any of the perils covered by any fire and extended coverage insurance policy to the extent of such insurance, notwithstanding the fact that such peril shall have been caused by the fault or negligence of the other party. Each party shall seek to obtain any endorsements necessary to comply with this provision.

      8. Condition of Premises; Maintenance Repair and Replacement.

            (a) Landlord's Responsibilities. Neither Landlord nor Tenant shall have any responsibility to maintain, repair or replace any structural components, exterior walls and the roof of the


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Premises, or to make any Capital Improvements (hereinafter defined).

            (b) Tenant's Responsibilities. Tenant shall, at Tenant's expense, clean, maintain the interior non-structural components of the Premises, excluding the walls, roof and building systems in a manner consistent with their condition on the Commencement Date, ordinary wear and tear, and damage caused by casualty or condemnation, excepted; provided that, without limiting the generality of the foregoing, Tenant shall have no responsibility for matters which require the making of a capital expenditure ("Capital Improvements").

      9. Alterations and Improvements. Tenant may not make alterations, additions or improvements to the Premises without Landlord's written consent, which consent shall not be unreasonably withheld; provided that no consent shall be required for non-structural alterations which do not affect the exterior appearance of the Premises or reduce the square footage thereof. All alterations, modifications, additions and improvements made by Tenant shall be performed in a good and workmanlike manner and in accordance with all applicable Laws. All alterations, additions or improvements shall become the property of Landlord and shall remain with the Premises upon the termination of this Lease unless Tenant can and does remove all such alterations, additions and improvements at Tenant's expense prior to the expiration of the Term, in which case Tenant shall repair all damage caused by such removal. In no event shall Landlord have any rights to or interest in Tenant's trade fixtures, and Landlord agrees to execute and deliver any reasonable landlord's waiver as may be required by the lessor or financer of any such trade fixtures.

      10. Signs. Tenant shall have the right to erect, at Tenant's expense, an appropriate identification sign at the Premises in a location and of a design approved in advance by Landlord. All such signs shall comply with all applicable Laws. Prior to the expiration of the Term, Tenant shall remove any signs at Tenant's expense and repair any damage caused by such signs.

      11. Assignment and Subleasing. Tenant may not assign, other than to an affiliate of Tenant, or transfer this Lease or any interest therein or sublet the Premises or any part thereof without the written consent of the Landlord, which consent shall not be unreasonably withheld.

      12. Further Agreements. Tenant shall:

            (a) not commit or suffer waste on the Premises;

            (b) fully comply with and obey all laws, statutes, ordinances, regulations, rules, orders, decrees, judgments, policies, actions or directives of any local, state or federal government authority or the common law (collectively, "Laws") in any way affecting the Premises or the use thereof or this Lease,


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except that Tenant shall have no responsibility for non-compliance and conditions existing as of the date hereof ("Existing Conditions"), and for compliance with the Americans With Disabilities Act ("ADA:");

            (c) keep the Premises free from all liens of any kind or nature, including but not limited to, mechanic's liens, tax liens and judgment liens; and

            (d) permit the Landlord and its agents to enter upon the Premises to examine the condition thereof and perform any necessary repairs, maintenance or replacements with reasonable prior notice.

      13. Damage to Premises. If the Premises is damaged by fire or other casualty and is rendered wholly or partially untenantable such that it is not practical for Tenant to continue to conduct its business on the Premises, Tenant shall have the right to terminate this Lease effective as of the date of the damage by giving Landlord written notice within fifteen (15) business days after the occurrence of the damage. If Tenant does not elect to terminate this Lease, then Landlord shall repair or restore the Premises to a good and tenantable condition within a reasonable period of time after such damage; provided that if such restoration is not complete within six (6) months of the time of damage, Tenant shall have the further right to terminate this Lease. All insurance proceeds payable as a result of such casualty shall be paid to Landlord. If Tenant does not terminate this Lease and Landlord repairs and restores the Premises, this Lease shall continue in full force and effect, subject to the foregoing, but the Base Rent shall be reduced by a percentage equal to the percentage of the Premises rendered untenantable from the date of the damage until the Premises is again fully tenantable.

            Landlord shall not be required to repair any injury or damage to, or make any repairs or replacements of, Tenant's Personal Property.

      14. Eminent Domain. If the entire Premises is taken for any public or quasi-public use, under any statute or by right of eminent domain, or if any part of the Premises is taken and the part not taken is insufficient for the reasonable operation of Tenant's business, then this Lease shall terminate on the date when possession is required for the public use, and the Base Rent shall be prorated and paid to such date.

            If only part of the Premises is so taken and the part not taken is sufficient for the reasonable operation of Tenant's business (if the part not taken is not, in Tenant's opinion, sufficient for such, Tenant may terminate this Lease), this Lease shall remain unaffected except that (a) the Base Rent payable hereunder shall be reduced by a percentage determined by the Landlord that is reasonable and equitable based upon the value of the portion taken in relation to the Premises a upon the value of the portion taken in relation to the Premises as a whole and the


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

effect upon Tenant's operations, and (b) Landlord shall restore that part of the Premises not taken to as near its former condition as the circumstances will permit.

            In case of any such taking, whether of all or any part of the Premises and regardless of whether this Lease survives, the Tenant shall not be entitled to receive any portion of the award; provided, however, that the Tenant shall be, and the Landlord shall not be, entitled to any portion of the award made to the Tenant for trade fixtures, relocation expenses, severance damages or loss of business.

      15. Environmental Contamination.

            (a) Tenant shall not violate and shall, at its sole cost and expense, fully comply with, all applicable Laws relating to the protection of human health or the environment or the use, generation, storage or disposal of Regulated Materials (hereinafter defined) on, in, around, under or from the Premises, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Toxic Substances Control Act; the Clean Air Act; the Federal Water Pollution Control Act of 1972; analogous South Carolina statutes; or any amendments or extensions of the foregoing or the regulations promulgated thereunder (collectively, "Environmental Laws"); provided that Tenant shall have no liability for violations thereof caused by Existing Conditions.

            (b) "Regulated Material" means any substance:

                  (i) the presence of which requires investigation or remediation under any Laws: or

                  (ii) which is or becomes defined as a solid waste, hazardous waste, hazardous substance, toxic waste, toxic substance, pollutant, or contaminant under any Laws; or

                  (iii) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises or to the adjacent properties, or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or

                  (iv) which contains petroleum, including crude oil or any fraction thereof; or

                  (v) which contained polychlorinated bipheyols (PCBs), asbestos, or urea formaldehyde foam insulation.

      16. Defaults. It shall be a Default ("Default") under this Lease if:

            (a) Tenant fails to pay any Rent within ten (10) days of the date that Tenant receives written notice that it has not paid Rent when due;


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

            (b) Tenant fails to perform or observe any other term, agreement, obligation or condition of this Lease within thirty (30) days after receipt of notice from Landlord of such failure, unless such failure cannot be cured within the 30-day period, in which case Tenant shall have begun to cure the failure within the 30-day period and proceeded with diligence and good faith to accomplish the cure.

            (c) Tenant abandons the Premises or any material portion thereof and leaves the same abandoned for a Period of ninety (90) days or more.

            (d) A voluntary or involuntary petition in bankruptcy is filed by, for or against the Tenant; Tenant makes an assignment for the benefit of creditors or enters into an agreement whereby control of its business is lost to a committee of creditors; Tenant becomes insolvent or acknowledges in writing that Tenant is generally unable to pay debts as they become due; Tenant's interest hereunder is subject to attachment, execution or other judicial levy; Tenant seeks an arrangement under Chapter 11 of the United states Bankruptcy Code or any other relief under applicable bankruptcy laws; or a receiver or similar officer is appointed to take possession of Tenant's property and is not discharged within sixty (60) days after such appointment.

      17. Remedies.

            (a) Upon the occurrence of a Default, Landlord shall have the option to terminate all right of Tenant to occupy the Premises and shall have the right to re-enter the Premises immediately. Thereafter, all right of Tenant to occupy the Premises shall end and Landlord shall have the right to repossess the Premises and to expel and remove Tenant and every other person occupying the Premises. Neither the termination of the right of Tenant to occupy the Premises nor such re-entry shall relieve Tenant from its obligation to pay Rent and to perform and observe all the terms, covenants and conditions of this Lease on the part of Tenant to be performed and observed provided, that Landlord shall use commercially reasonable efforts to relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation, other than Tenant, for such rent, for such time and upon such terms as Landlord shall reasonably determine. Landlord shall not be required to observe any instruction given by Tenant about such reletting. In any such case, Landlord may make such repairs and perform such maintenance to the Premises as it necessary to keep the Premises in the same condition as on the Commencement Date, reasonable wear and tear excepted, and Tenant shall, on demand, pay the costs thereof, together with Landlord's expense of reletting. If the rent collected by Landlord upon any such reletting for Tenant's account is not sufficient to pay monthly the full amount due under this Lease, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

            (b) In addition to its other rights hereunder, Landlord


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

shall have the right to elect, at any time after the occurrence of a Default, or at any time after Landlord has terminated Tenant's right to possession only, to cancel and terminate this Lease by serving written notice on Tenant of such election, and to pursue any and all rights and remedies at law or in equity that may be available to Landlord.

            (c) No receipt of money by Landlord from Tenant or from any other party after Default, after notice of a Default, after the termination of this Lease, after the commencement of any suit, or after final judgment for possession of the Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit.

            (d) If Tenant fails to perform or keep any of Tenant's agreements or obligations, regardless of whether such failure would constitute a Default hereunder, Landlord shall have the option to cure such failure or perform such agreement or obligation for the account of and at the expense of Tenant upon notice, either written or oral, to the Tenant; provided, however, that no such notice shall be required for emergency repairs. Tenant shall pay the expenses of any such cure immediately upon demand.

            (e) Nothing contained herein shall be construed to adversely affect the right of Landlord to indemnification for any liability of Tenant arising prior to termination of this Lease, to the extent such indemnification is specifically provided for herein. All indemnifications contained herein shall survive the termination of this Lease for any reason whatsoever, including expiration of the Term. No right or remedy contained herein shall be exclusive of any other right or remedy granted or conferred upon Landlord under any Law as each and every such right and remedy shall be cumulative.

            (f) The waiver by Landlord of any breach or any Default shall not be deemed to be a waiver of any subsequent breach or Default, and any delay or omission by Landlord in exercising any right or power in the event of any breach or Default by the Tenant shall not impair any such right or power or be construed to be a waiver. Landlord's acceptance of Rent shall not be deemed to be a waiver of any existing breach or Default by Tenant, other than the failure of the Tenant to pay the particular Rent so accepted.

      18. Surrender. Tenant shall surrender and deliver up the Premises at the end of the Term in as good order and condition as on the Commencement Date of this Lease, reasonable use and wear and tear, and alterations, excepted. Tenant shall, prior to surrender of the Premises, repair at its cost any damage or conditions caused to the Premises by removal of any of Tenant's Personal Property. If Tenant fails to remove any Personal Property within ten (10) days of the expiration of the Lease Term, Landlord shall have the right to remove the Personal Property and store it, at Tenant's expense, in a location and manner determined by Landlord. Tenant shall pay the full cost of removal and storage immediately upon


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

demand from Landlord.

      19. Holding Over. Unless otherwise agreed to in writing by Landlord and Tenant, if Tenant retains possession of the Premises, or any part thereof, after the termination of the Term, then Tenant shall be deemed to be in default hereunder and Landlord shall have any and all remedies provided for in this Lease and at law or in equity; and in addition thereto, Tenant shall pay Rent to Landlord in the amount of one hundred twenty five percent (125%) of the Rent then in effect per month for the time Tenant remains in possession, payable in advance on the same day of the month on which Tenant paid Rent during the Term. The provisions of this section do not exclude Landlord's right of re-entry or any other right hereunder. No such holding over shall be deemed to constitute a renewal or extension of the Term hereof.

      20. INTENTIONALLY OMITTED.

      21. Brokers. Landlord and Tenant each warrant and represent that there was no broker or agent instrumental in introducing Landlord or Tenant, respectively, to the within transaction or in consummating this Lease.

      22. Subordination: Estoppel Certificate: Attornment. Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter place upon Landlord's interest in the Premises, provided, however, that as a condition precedent to such subordination, Tenant must first have received a non-disturbance agreement reasonably satisfactory to it (an "NDA"). In the event of any foreclosure of any such mortgage, Tenant shall attorn to the purchaser at the foreclosure sale, provided that such purchaser provides Tenant with an NDA. Subject to the foregoing NDA qualification, Tenant shall execute and deliver, within seven (7) days after written request by the Landlord such further instrument or instruments evidencing Tenant's subordination and attornment and containing such terms and conditions as may be requested by Landlord or any mortgagee.

            Tenant agrees, within seven (7) days after written request by Landlord, to execute and deliver to and in favor of Landlord to execute and deliver to and in favor of Landlord and any mortgagee or purchaser of the Premises, an estoppel certificate stating (a) whether this Lease is in full force and effect, (b) whether this Lease has been modified or amended and, if so, identifying and describing any such modification or amendment, (c) the date to which the Rent has been paid, (d) whether Tenant knows of any default on the part of Landlord or has any claim against Landlord and, if so, specifying the nature of such default or claim, and (e) such other matters as may be reasonably requested by Landlord. Landlord shall provide a similar estoppel certificate within seven (7) days after written request by Tenant.

      23. INTENTIONALLY OMITTED.


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      24. Advertisement of Premises. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times (without interference with Tenant's operations) for the purpose of exhibiting the same to others and to place "for sale" or "for rent" notices or signs on the Premises.

      25. Notices. All notices or other communications required or permitted by this Lease shall be in writing and shall be delivered personally, by nationally recognized overnight courier or by certified mail, return receipt requested, postage prepaid, to the following addresses or to such other addresses as the parties may designate in writing:

Landlord:                           Dana Corporation
                                    4500 Dorr Street
                                    Toledo, OH  43697
                                    Attn:  Legal Department

Tenant:                             BPP Acquisition Corporation
                                    60 Round Hill Road
                                    Fairfield, CT  06430
                                    Attn:  Michael S. Gostomski

All notices shall be deemed to be given upon the earlier of actual receipt or two (2) days after deposit in an approved receptacle of the overnight courier or the United States mail, as the case may be.

      26. Recording. This Lease shall not be recorded. At Tenant's or Landlord's option, or if required by law, Tenant and Landlord shall execute a short from or memorandum of this Lease, which may be recorded at expense of the requesting party or the party required by law to record the memorandum.

      27. Severability. If any terms or provision of this Lease is held invalid or unenforceable by a court of competent jurisdiction, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect unless such holding substantially deprives Tenant of the use of the Premises or deprives Landlord of any Rent, in which event this Lease shall terminate at the election of Tenant or Landlord, as the case may be.

      28. Captions. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

      29. Successors and Assigns. This Lease shall inure to the benefit of and be binding upon heirs, personal representatives, successor and permitted assigns of the parties hereto.

      30. Construction. This Lease shall be construed under the laws of the state where the Premises is located.


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      31. Time of the Essence. Time is of the essence in the performance of this
Lease.

      32. Authority. Each individual executing this Lease represents and warrants that he is duly authorized to execute and deliver this Lease and that this Lease is binding upon the partnership, corporation or individual, as the case may be, in accordance with its terms.

      33. Incorporation by Reference. All exhibits attached hereto are hereby incorporated by reference and made a part hereof.

      34. Entire Agreement. This Lease contains the entire agreement between the parties hereto and may not be modified in any manner expect by an instrument in writing executed by the parties or their respective successors in interest. This Lease supersedes all previous understandings, agreements, letters and leases between the parties.

      35. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall be but one and the same document.

      IN WITNESS WHERE OF, Landlord and Tenant have executed this Lease as of the date set forth above.

Signed and acknowledged
in the presence of:
                                          DANA CORPORATION


                                          By:____________________________
                                          Its:____________________________


                                          BPP ACQUISITION CORPORATION

                                                By:__________________
                                                Michael S. Gostomski
                                                Executive Vice President


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                                                                     Exhibit A

                        Legal Description of the Premises

      All that piece, parcel or tract of land situate, lying and being in the Industrial Area of lands formerly of Walterboro Army Airbase in the County of Colleton and State of South Carolina, measuring and containing twelve and two-hundredths (12.02) acres, more or less, and shown on a plat made by W. Gene Whetsell, Registered Land Surveyor, dated May 6, 1981 and measuring six hundred twenty-nine and sixty-three hundredths (629.63') Feet on the Northwestern line and bounded Northwest by Recold Road, measuring five hundred eighty-four and seven-tenths (584.7') Feet on the Northeastern line and bounded on the Northeast by Lot-s-A on the aforesaid plat; Measuring on the Southeastern line five hundred forty-eight (548') Feet along Lot 4-A on said plat and four hundred seventy-five and one-tenth (475.1') Feet along Lot 5-A and Right-of-Way of South Carolina Electric & Gas Company; and measuring six hundred seventy-six and three-tenths )673.3') Feet on the southwester line along the center line of the Right-of-Way Easement of South Carolina Electric & Gas Company, the North-eastern one-half of said Right-of-Way Easement of South Carolina Electric & Gas Company being included within the boundaries of said twelve and two-hundredths (12.02) acres as shown on the aforesaid plat of W. Gene Whetsell, Registered Land Surveyor.


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